Ex. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 14, 2018, relating to the consolidated and combined financial statements and financial statement schedules of Urban Edge Properties, and the effectiveness of Urban Edge Properties’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Urban Edge Properties for the year ended December 31, 2017.
/s/ Deloitte & Touche LLP
New York, New York
September 26, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 14, 2018, relating to the consolidated and combined financial statements and financial statement schedules of Urban Edge Properties LP, and the effectiveness of Urban Edge Properties LP’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Urban Edge Properties LP for the year ended December 31, 2017.
/s/ Deloitte & Touche LLP
New York, New York
September 26, 2018